                                                                     EXHIBIT 3.4

                                 RESTATED BYLAWS

                                       OF

                          ELITE INFORMATION GROUP, INC.

                                                                   April 4, 2000

                             TABLE OF CONTENTS

                                 ARTICLE I

                                  Offices

Section 1.1    Registered Office..............................................................................   1
Section 1.2    Other Offices..................................................................................   1

                                ARTICLE II

                         MEETINGS OF STOCKHOLDERS

Section 2.1    Annual Meetings................................................................................   1
Section 2.2    Voting.........................................................................................   2
Section 2.3    Quorum.........................................................................................   2
Section 2.4    Special Meetings...............................................................................   3
Section 2.5    Notice of Meetings.............................................................................   3

                                ARTICLE III

                                 DIRECTORS

Section 3.1    Number and Term................................................................................   3
Section 3.2    Nomination.....................................................................................   4
Section 3.3    Resignation....................................................................................   4
Section 3.4    Vacancies......................................................................................   4
Section 3.5    Removal........................................................................................   5
Section 3.6    Powers.........................................................................................   5
Section 3.7    Committees of the Board........................................................................   5
Section 3.8    Regular Meetings...............................................................................   5
Section 3.9    Special Meetings...............................................................................   5
Section 3.10   Quorum.........................................................................................   5
Section 3.11   Compensation...................................................................................   6
Section 3.12   Action Without Meeting; Presence at Meetings...................................................   6

                                ARTICLE IV

                                 OFFICERS

Section 4.1    Officers.......................................................................................   6
Section 4.2    Other Officers and Agents......................................................................   6
Section 4.3    Resignation; Removal...........................................................................   6
Section 4.4    Chairman and Vice Chairman of the Board........................................................   7
Section 4.5    Chief Executive Officer........................................................................   7
Section 4.6    Vice Presidents................................................................................   7

Section 4.7    Treasurer......................................................................................   7
Section 4.8    Secretary......................................................................................   7
Section 4.9    Assistant Secretaries..........................................................................   8
Section 4.10   Assistant Treasurers...........................................................................   8
Section 4.11   Compensation...................................................................................   8

                                 ARTICLE V

         INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

Section 5.1    Rights to Indemnification......................................................................   8
Section 5.2    Insurance, Contracts and Funding...............................................................   8
Section 5.3    Partial Indemnification........................................................................   8
Section 5.4    Successors and Assigns.........................................................................   9
Section 5.5    Severability...................................................................................   9

                                ARTICLE VI

                               MISCELLANEOUS

Section 6.1    Certificates of Stock..........................................................................   9
Section 6.2    Transfer Agents and Registrars.................................................................   9
Section 6.3    Lost Certificates..............................................................................   9
Section 6.4    Transfer of Shares.............................................................................  10
Section 6.5    Stockholders Record Date.......................................................................  10
Section 6.6    Dividends......................................................................................  10
Section 6.7    Registered Stockholders........................................................................  10
Section 6.8    Seal ..........................................................................................  10
Section 6.9    Fiscal Year....................................................................................  10
Section 6.10   Checks.........................................................................................  11
Section 6.11   Execution of Proxies...........................................................................  11
Section 6.12   Notice and Waiver of Notice....................................................................  11
Section 6.13   Amendments.....................................................................................  11

                                 RESTATED BYLAWS

                                       OF

                          ELITE INFORMATION GROUP, INC.

                                   ARTICLE I

                                     OFFICES

      Section 1.1 Registered Office. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

      Section 1.2 Other Offices. The Corporation may also have offices, either within or without the State of Delaware, at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

      Section 2.1 Annual Meetings. Annual meetings of stockholders for the election of directors and for the transaction of any other proper business shall be held in May or June of each year on any day (except Saturday, Sunday or a legal holiday) in that month, at such place, either within or without the State of Delaware, and at such time as the Board of Directors by resolution shall determine and as set forth in the notice of the meeting. If the annual meeting of stockholders is not held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors, and may transact only such other business as may properly be brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in these Restated Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.1. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

      Section 2.2 Voting. Unless otherwise provided in the Restated Certificate of Incorporation, each stockholder entitled to vote in accordance with the terms of the Restated Certificate of Incorporation and in accordance with the provisions of these Restated Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock outstanding and entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by written ballot. When a quorum is present at any meeting, the vote of the holders of a majority of the shares of stock outstanding and having voting power present in person or represented by proxy shall decide any question brought before the meeting, unless the question is one upon which, pursuant to express provision of law, the Restated Certificate of Incorporation or these Restated Bylaws, a different vote is required, in which case such express provision shall govern the decision of such question.

      The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      Section 2.3 Quorum. At all meetings of stockholders, except as otherwise required by law or by the Restated Certificate of Incorporation, the presence, in person or by proxy, of the holders of a majority of the shares of stock outstanding and entitled to vote thereat shall be required for, and shall constitute a quorum for, the transaction of business. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of shares entitled to vote shall be present or represented. At any such adjourned meeting at which the requisite amount of shares entitled to vote shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      Section 2.4 Special Meetings. Unless otherwise provided by law or by the Restated Certificate of Incorporation, special meetings of the stockholders for any purpose or purposes may be called by the Chief Executive Officer or the Secretary and shall be called by the Chief Executive Officer or the Secretary at the request of the Board of Directors or at the request in writing of the holders of a majority of the shares of stock outstanding and having voting power. Such request shall state the purpose or purposes of the proposed meeting. Special meetings may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

      Section 2.5 Notice of Meetings. Written notice, stating the place, date and time of any meeting, annual or special, and, if a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting.

                                  ARTICLE III

                                    DIRECTORS

      Section 3.1 Number and Term.

      (a) The number of directors constituting the Board of Directors shall be not less than three (3) nor more than twenty-one (21) as may be fixed or changed from time to time, within the minimum and maximum, by the Board of Directors or by the stockholders.

      (b) Except as provided in subsection 3.1(c) below, the Board of Directors shall be divided into two classes as nearly equal in number as possible: Class I and Class II. The term of office of the initial Class I directors shall expire at the annual meeting of stockholders in 1993, and the term of office of the initial Class II directors shall expire at the annual meeting of stockholders in 1994; or thereafter in each case until their respective successors are elected and qualified. At each annual meeting of stockholders beginning with the 1993 annual meeting, directors elected to succeed those directors whose terms expire at such annual meeting shall be elected to serve for two-year terms.

      (c) Beginning on the date (except for the date upon which the Board of Directors initially adopts these Restated Bylaws) upon which there first are six
(6) or more duly elected and qualified directors (the "Effective Date"), and at all times thereafter, the Board of Directors shall be divided into three classes, as nearly equal in number as possible: Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the first annual meeting of stockholders succeeding the Effective Date; the term of office of the initial Class II directors shall expire at the second annual meeting of stockholders succeeding the Effective Date; and the term of office of the initial Class III directors shall expire at the third annual meeting of stockholders succeeding the Effective Date; or thereafter in each case until their respective successors are elected and qualified. At each annual meeting of stockholders beginning with the first annual meeting succeeding the Effective Date, directors elected to succeed those directors whose terms expire at such annual meeting shall be elected to serve for three-year terms.

      (d) Any increase or decrease in the number of directors shall be apportioned among the classes so as to make all classes as nearly equal in number as possible. Directors need not be elected by ballot.

      Section 3.2 Nomination. Only persons who are nominated in accordance with the procedures set forth in this Section 3.2 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made by or at the direction of the Board of Directors, at any meeting of stockholders or by any stockholder of the Corporation entitled to vote at an election of directors who complies with the notice procedures set forth in this
Section 3.2. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Restated Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

      Section 3.3 Resignation. Any director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified, at the time of its receipt by the Chief Executive Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

      Section 3.4 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Any director so chosen shall hold office only until the expiration of the respective terms of office of directors of their respective classes and until their successors shall be elected and qualified.

      Unless otherwise provided by the Restated Certificate of Incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

      Section 3.5 Removal. A director may be removed by the stockholders, but only for cause.

      Section 3.6 Powers. The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all the powers of the Corporation and do all lawful acts and things which are not conferred upon or reserved to the stockholders by law, by the Restated Certificate of Incorporation or by these Restated Bylaws.

      Section 3.7 Committees of the Board. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, any of whom may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee and any alternate members of such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may so require. Except as otherwise provided herein or by the Board of Directors, each committee may establish, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Restated Bylaws.

      Section 3.8 Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and at such place as shall from time to time be determined by the Board of Directors. A notice of each regular meeting shall not be required.

      Section 3.9 Special Meetings. Special meetings may be called by the Chief Executive Officer or the Secretary and shall be held at such place, within or without the State of Delaware, on such date and at such time as either shall fix. Notice of the place, date and time of each such special meeting shall be given by the person or persons calling the meeting at least twenty-four hours before the meeting.

      Section 3.10 Quorum. Not less than a majority of the total number of directors fixed in accordance with Section 3.1 hereof shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise required by law or by the Restated Certificate of Incorporation.

      Section 3.11 Compensation. Directors shall not receive any stated salary for their services as directors or as members of committees, but the Board of Directors may by resolution allow directors to receive a fixed fee and expenses of attendance for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise and receiving compensation therefor.

      Section 3.12 Action Without Meeting; Presence at Meetings. Unless otherwise restricted in the Restated Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

      Unless otherwise restricted by the Restated Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another, and such participation in a meeting shall constitute presence in person at such meeting.

                                   ARTICLE IV

                                    OFFICERS

      Section 4.1 Officers. The officers of the Corporation shall be the Chairman of the Board, the Chief Executive Officer, the Secretary and the Treasurer. Such officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders, and shall hold office until their successors are chosen and have qualified or until their earlier resignation or removal. Any number of offices may be held by the same person.

      Section 4.2 Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may from time to time deem to be necessary or advisable in the conduct of the affairs of the Corporation, including, but not limited to, a Vice Chairman of the Board, one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Such individuals shall hold their offices for such terms, and shall exercise such powers and perform such duties, as shall be determined from time to time by the Board of Directors.

      Section 4.3 Resignation; Removal. Any officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the Chief Executive Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective. Any officer may be removed, with or without cause, at any time by the Board of Directors. Any vacancy occurring in any office shall be filled for the unexpired portion of the term thereof by the Board of Directors.

      Section 4.4 Chairman and Vice Chairman of the Board. The Chairman of the Board shall preside over meetings of the Board of Directors and shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors. The Vice Chairman of the Board, if one shall be elected, shall have and perform such duties as from time to time may be assigned to him by the Board of Directors.

      Section 4.5 Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Company and, subject to control by the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. Except as may otherwise be provided by the Board of Directors from time to time, the Chief Executive Officer shall have general power to execute bonds, deeds, contracts, conveyances and other instruments in the name of the Corporation and to affix the corporate seal; to appoint all employees and agents of the Corporation whose appointment is not otherwise provided for and to fix the compensation thereof, subject to the provisions of these Restated Bylaws and subject to the approval of the Board of Directors; and to remove or suspend any employee or agent who shall not have been appointed by the Board of Directors. He shall have such further powers and duties as may be conferred on him by the Board of Directors.

      Section 4.6 Vice Presidents. The Vice Presidents, including Executive Vice Presidents and Senior Vice Presidents, if any, shall have such powers and perform such duties as may be respectively assigned to them from time to time by the Board of Directors. In the absence of the Chief Executive Officer, or in the event of the inability of the Chief Executive Officer to act, the Executive Vice Presidents, the Senior Vice Presidents and the Vice Presidents, if any, the Treasurer and the Secretary, in the foregoing order and in such order within each category as the Board of Directors shall establish, shall have authority to exercise the powers and perform the duties of the Chief Executive Officer.

      Section 4.7 Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board of Directors, or any officer or officers, or any officer and agent jointly, duly authorized by the Board of Directors, shall, from time to time, direct or approve. He shall disburse the funds of the Corporation under the direction of the Board of Directors or the Chief Executive Officer. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board of Directors shall require. He shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve. In the absence of the Treasurer and any Assistant Treasurers, such person as shall be designated by the Board of Directors shall perform his duties.

      Section 4.8 Secretary. The Secretary shall attend all meetings of the Board of Directors and the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall, when requested, perform like duties for all committees of the Board of Directors. He shall attend to the giving of notice of all meetings of the stockholders and, if notice is required, of meetings of the Board of Directors and of committees thereof; he shall have custody of the corporate seal and, when authorized by the Board of Directors, shall have authority to affix the same to any instrument and, when so affixed, may attest the same. He shall keep and account for all books, documents, papers, and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall generally perform all the duties appertaining to the office of secretary of a corporation. In the absence of the Secretary and any Assistant Secretaries, such person as shall be designated by the Board of Directors shall perform his duties.

      Section 4.9 Assistant Secretaries. Each Assistant Secretary shall perform such duties and have such powers as may from time to time be assigned to him by the Board of Directors. In the absence or disability of the Secretary, his duties shall be performed and his powers may be exercised by the Assistant Secretary or the Assistant Secretaries in the order determined by the Board of Directors or, failing such designation, in the order of their last election to that office.

      Section 4.10 Assistant Treasurers. Each Assistant Treasurer shall perform such duties and have such powers as may from time to time be assigned to him by the Board of Directors. In the absence or disability of the Treasurer, his duties shall be performed and his powers may be exercised by the Assistant Treasurer or the Assistant Treasurers in the order determined by the Board of Directors or, failing such designation, in the order of their last election to that office.

      Section 4.11 Compensation. The Board of Directors shall have the power to fix the compensation of all officers of the Corporation.

                                   ARTICLE V

            INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

      Section 5.1 Rights to Indemnification. The Corporation's directors, officers, employees and agents shall have such rights to indemnification by the Corporation as may be expressly provided by law, the Restated Certificate of Incorporation, these Restated Bylaws, agreement, resolution of the Board of Directors, vote of the stockholders or otherwise.

      Section 5.2 Insurance, Contracts and Funding. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, partner, trustee, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would otherwise have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The Corporation may enter into contracts granting indemnity to any director or officer of the Corporation and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to secure or ensure the payment of such amounts as may be necessary to effect indemnification.

      Section 5.3 Partial Indemnification. If a claimant is entitled to indemnification by the Corporation for some or a portion of expenses, liabilities or losses actually or reasonably incurred by the claimant in an investigation, defense, appeal or settlement, but not for the total amount thereof, the Corporation shall nevertheless indemnify the claimant for that portion of such expenses, liabilities or losses to which the claimant is entitled.

      Section 5.4 Successors and Assigns. All obligations of the Corporation to indemnify any person shall be (i) binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law) and (ii) shall be binding on and inure to the benefit of the spouse, heirs, personal representatives and estate of the indemnitee. The Corporation shall not effect any sale of substantially all of its assets, merger, consolidation or other reorganization unless the surviving entity agrees in writing to assume all such obligations of the Corporation.

      Section 5.5 Severability. In the event that any provision of this Article V is determined by a court to require the Corporation to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this
Article V shall remain in full force and effect.

                                   ARTICLE VI

                                  MISCELLANEOUS

      Section 6.1 Certificates of Stock. The shares of stock of the Corporation shall be represented by certificates in such form as shall be determined by the Board of Directors, and shall be signed by the Chief Executive Officer or a Vice President and the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation or a facsimile thereof. The signature of the officers may be facsimiles if the certificate is countersigned by a Transfer Agent or registered by a Registrar other than the Corporation or an employee thereof. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

      Section 6.2 Transfer Agents and Registrars. The Board of Directors may, in its discretion, appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem available, from time to time, to act as Transfer Agents and Registrars of the shares of stock of the Corporation; and, upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

      Section 6.3 Lost Certificates. In case any certificate representing shares shall be lost, stolen or destroyed, the Board of Directors, or any officer or officers authorized by the Board of Directors, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed, and, if the Corporation shall have a Transfer Agent and Registrar, may cause or authorize such substitute certificate to be countersigned by the appropriate Transfer Agent and registered by the appropriate Registrar. In each such case, the applicant for a substitute certificate shall furnish to the Corporation and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or


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destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.

      Section 6.4 Transfer of Shares. Transfers of shares shall be made on the books of the Corporation only by the person named in the certificates or by his attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates of a like number of shares, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require.

      Section 6.5 Stockholders Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be less than ten nor more than sixty days before the date of such meeting, nor more than sixty days prior to any other action hereinabove described. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjournment meeting.

      Section 6.6 Dividends. Subject to the provisions of the Restated Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the capital stock of the Corporation. Before declaring any dividends there may be set apart, out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation; and in its discretion the Board of Directors may decrease or abolish any such reserve.

      Section 6.7 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and other distributions, and to vote as such owner, and to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

      Section 6.8 Seal. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its organization and the words "CORPORATE SEAL, DELAWARE." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

      Section 6.9 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

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

      Section 6.10 Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined from time to time by resolution of the Board of Directors.

      Section 6.11 Execution of Proxies. The Chief Executive Officer, or in the absence or disability of the Chief Executive Officer, a Vice President may authorize from time to time the signature and issuance of proxies to vote upon shares of stock of other corporations standing in the name of the Corporation or authorize the execution of consents to action taken or to be taken by such other corporation. All such proxies and consents shall be signed in the name of the Corporation by the Chief Executive Officer or a Vice President.

      Section 6.12 Notice and Waiver of Notice. Whenever any notice is required to be given under the provisions of any law, of the Restated Certificate of Incorporation or of these Restated Bylaws, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Notice to directors may also be given by facsimile, telex, cable or telegram, and such notice shall be deemed to have been given on the day that it is sent. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

      Whenever any notice whatever is required to be given under the provisions of any law or of the Restated Certificate of Incorporation or of these Restated Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Restated Certificate of Incorporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      Section 6.13 Amendments. The Board of Directors shall have the power to make, adopt, alter, amend and repeal these Restated Bylaws, subject to the right of the stockholders to adopt, alter, amend and repeal bylaws made by the Board of Directors.


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